IMMEDIATE RELEASE                            EXHIBIT 99.1

Media Contact: Becky Dvorak (763) 551-6862 publicrelations@selectcomfort.com	Investor Contact: Dave Schwantes (763) 551-7498 investorrelations@selectcomfort.com

Select Comfort Provides Business Performance Update

MINNEAPOLIS - (January 6, 2014) - Select Comfort Corporation (NASDAQ: SCSS) today reported that preliminary fourth-quarter 2013 total net sales grew 5% year-over-year to $231 million, with flat company-controlled comparable sales growth. The mid-point of the company’s fourth-quarter EPS guidance range of $0.18 to $0.26 assumed low-double-digit growth in total net sales and mid-single-digit growth in company-controlled comparable sales. Through November, company performance was trending consistent with the EPS guidance range, with solid sales results and expense controls. From Cyber Monday through the end of December, however, sales trends fell below internal goals. As a result, the company now expects fourth-quarter EPS to be below the low end of its guidance range.
“The sales slowdown following the Thanksgiving holiday reflected a tepid retail holiday shopping season. We expect this challenging environment to continue in 2014 and are planning accordingly,” said Shelly Ibach, president and CEO, Select Comfort.
Tomorrow the company will unveil its 2014 product innovations at the International Consumer Electronics Show (CES) in Las Vegas. The company plans to release its fourth-quarter 2013 financial results on February 5, 2014.
About Select Comfort Corporation
Select Comfort Corporation is leading the industry in delivering an unparalleled sleep experience by offering consumers high-quality, innovative and individualized sleep solutions and services, which include a complete line of SLEEP NUMBER® beds and bedding. The company is the exclusive manufacturer, marketer, retailer and servicer of the revolutionary Sleep Number bed, which allows individuals to adjust the firmness and support of each side at the touch of a button. The company offers further individualization through its solutions-focused line of Sleep Number pillows, sheets and other bedding products. And as the only national specialty-mattress retailer, consumers can take advantage of an enhanced mattress-buying experience at one of the 423 Sleep Number stores across the country, online at SleepNumber.com, or via phone at (800) Sleep Number or (800) 753-3768.

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Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; consumer confidence; the effectiveness of the company’s marketing messages; the efficiency of its advertising and promotional efforts; consumer acceptance of its products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of the company’s retail store distribution strategy; the company’s dependence on significant suppliers, and its ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; the company’s ability to continue to improve its product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, which have added or will add cost pressures and process changes to ensure compliance; the adequacy of the company’s management information systems to meet the evolving needs of its business and evolving regulatory standards applicable to data privacy and security; the company’s ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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